UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 23, 2009

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	001-34096 (Commission File Number)	11-2934195 (IRS Employer Identification No.)

2200 Montauk Highway Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)
(631) 537-1000
(Registrant’s telephone number)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-4.1
EX-4.3
EX-4.5
EX-4.6
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On October 23, 2009, Bridge Bancorp, Inc. (the “Company”) completed a private placement of $9.0 million aggregate liquidation amount of 8.50% cumulative convertible trust preferred securities (the “TPS”) through a newly-formed subsidiary, Bridge Statutory Capital Trust II, a wholly-owned Delaware statutory trust (the “Trust”). The net proceeds will be used for general corporate purposes, primarily to provide additional capital to our primary operating subsidiary, The Bridgehampton National Bank.
     The TPS were offered and sold in reliance upon the exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The TPS are not being registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     The TPS mature in 30 years, and carry a fixed distribution rate of 8.50%. The TPS have a liquidation amount of $1,000 per security. The Company has the right to redeem the TPS at par (plus any accrued but unpaid distributions) at any time after September 30, 2014. Holders of the TPS may convert the TPS into shares of the Company’s common stock at a conversion price equal to $31.00 per share, which represents 125% of the of the average closing price of the Company’s common stock over the 20 trading days ended on October 14, 2009. Each $1,000 in liquidation amount of the TPS is convertible into 32.2581 shares of the Company’s common stock.
     The Company has guaranteed the distributions on, and amounts payable upon liquidation or redemption of, the TPS on a subordinated basis to the extent that the Trust has funds available to make such payments but fails to do so. In connection with the issuance by the Trust of the TPS, the Company issued junior subordinated debentures (the “Debentures”) in the aggregate amount of $9,000,900 to the Trust. The Debentures bear interest at fixed rate equal to 8.50% and the terms are otherwise the same as the terms of the TPS.
     The total contemplated private placement amount of the TPS is up to $15.0 million. The Company reserves the right to issue additional TPS under this private placement at a later date. This notice does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the TPS or any other securities issued by the Company or its subsidiaries. This notice is being filed pursuant to and in accordance with Rule 135c under the Securities Act.
     For additional information concerning the TPS, the Debentures and the guarantee, please refer to the Indenture, dated as of October 23, 2009, by and between the Company and Wilmington Trust Company, as Indenture Trustee; the form of Junior Subordinated Debenture; the Amended and Restated Trust Agreement, dated as of October 23, 2009, by and among the Company, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the administrative trustees named therein; the form of Preferred Securities Certificate; the Convertible Preferred Securities Guarantee Agreement, dated as of October 23, 2009, by and between the Company and Wilmington Trust Company, as Guarantee Trustee; and the Agreement as to Expenses and Liabilities, dated as of October 23,2009, by and between the Company and the Trust, filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, to this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Condition.
     On October 23, 2009, the Company issued a press release announcing its earnings for the fiscal quarter ended September 30, 2009 and the private placement of $9.0 million aggregate liquidation amount of the TPS. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 2.02, including the related information set forth in the Press Release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure contained under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated October 23, 2009, by and between the Company and Wilmington Trust Company, as Indenture Trustee.

4.2	Form of Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.1).

4.3
Amended and Restated Trust Agreement of Bridge Statutory Capital Trust II, dated October 23, 2009, by and among the Company, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the administrative trustees named therein.

4.4	Form of Preferred Securities Certificate (included as Exhibit D to Exhibit 4.3).
4.5	Convertible Preferred Securities Guarantee Agreement, dated October 23, 2009, by and between the Company and Wilmington Trust Company, as Guarantee Trustee.

4.6	Agreement as to Expenses and Liabilities, dated October 23, 2009, by and between the Company and the Trust.

99.1
Press Release Dated October 23, 2009, announcing completion of private placement of 8.50% Cumulative Convertible Trust Preferred Securities and the earnings of the Company for the fiscal quarter ended September 30, 2009.*

*	Furnished electronically as an exhibit to this Current Report on Form 8-K. As further described in Item 2.02 and Item 7.01, this exhibit is being “furnished” and not “filed” with this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc. (Registrant)
/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated: October 26, 2009